UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2017

Cadence Bancorporation

(Exact name of registrant as specified in its charter)

Delaware	001-38058	47-1329858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2800 Post Oak Boulevard, Suite 3800 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

(713) 871-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Introduction

On April 19, 2017, Cadence Bancorporation, a Delaware corporation (the “Company”) completed its previously announced offering (the “IPO”) of 8,625,000 shares of its Class A common stock, par value $0.01 per share (the “Class A Common Stock”), at a price to the public of $20.00 per share of Class A Common Stock, less underwriting discounts and commissions, which number of shares includes the sale to the underwriters of an additional 1,125,000 shares of Class A Common Stock pursuant to the option to purchase additional shares of Class A Common Stock granted by the Company to the underwriters in connection with the IPO. Prior to the IPO, the Company was a wholly owned subsidiary of Cadence Bancorp, LLC, a Delaware limited liability company (“Cadence Bancorp”). Following the IPO, Cadence Bancorp owns approximately 89.7% of the issued and outstanding shares of Class A Common Stock.

Item 3.03 Material Modification to the Rights of Security Holders

On April 19, 2017, in connection with the IPO, the Company and Cadence Bancorp entered into a registration rights agreement (the “Registration Rights Agreement”), a description of which is contained in the Registration Statement under the heading “Certain Relationships and Related Party Transactions—Registration Rights Agreement” and is incorporated by reference herein. The description of the Registration Rights Agreement does not purport to be a complete description of such agreement and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2017, in connection with the IPO, the Company entered into separate indemnification agreements (each, an “Indemnification Agreement”) with each of its directors. Each Indemnification Agreement provides, among other things, for indemnification as provided in the agreement and otherwise to the fullest extent permitted by the laws of the State of Delaware in effect on the date of the Indemnification Agreement and pursuant to the terms of the Second Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated By-Laws of the Company against judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and counsel fees and disbursements. The Indemnification Agreements provide for the advancement or payment of expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification.

The description of the Indemnification Agreements does not purport to be a complete description of such agreements and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

*****

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of April 19, 2017, by and between Cadence Bancorporation and Cadence Bancorp, LLC.

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1 of Cadence Bancorporation (Registration No. 333-216809), initially filed with the Securities and Exchange Commission on March 17, 2017 and declared effective on April 12, 2017).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadence Bancorporation

Date: April 19, 2017	By:	/s/ Jerry W. Powell
	Name:	Jerry W. Powell
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of April 19, 2017, by and between Cadence Bancorporation and Cadence Bancorp, LLC.

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1 of Cadence Bancorporation (Registration No. 333-216809), initially filed with the Securities and Exchange Commission on March 17, 2017 and declared effective on April 12, 2017).